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                                                                   Exhibit 10.65

                            AGREEMENT OF ASSIGNMENT


        ARV INVESTMENT GROUP, INC., a California corporation, of 245 Fischer Avenue, D-1, Costa Mesa, California 92626 (the "Assignor"), and ENHOORN GP-ROSEWOOD, L.L.C., a Michigan limited liability company, of 2620 Horizon Drive, S.E., Suite C, Grand Rapids, Michigan 49546 (the "Assignee"), enter into this Agreement of Assignment (this "Agreement") effective as of January 16, 2001 (the "Effective Date") for good and valuable consideration, the receipt of which is hereby acknowledged, upon the following terms and conditions:

        1. ASSIGNMENT OF PARTNERSHIP INTEREST.

               A. The Assignor hereby transfers and assigns to the Assignee all of its general partnership interest in the Rosewood Villas, a California limited partnership (the "Limited Partnership"), such interest being represented by one thousandth of a percent (.01%) of the partnership interests in the Limited Partnership such that, after the transfer and assignment (the "Assignment"), the Assignee shall be the sole general partner of the Limited Partnership.

               B. The Assignment shall be effective as of the Effective Date.

               C. All rights assigned shall inure to the benefit of the Assignee and its legal representatives, successors and assigns.

               D. The Assignee accepts the Assignment and assumes and agrees to be bound by all of the obligations and liabilities of the general partner under the partnership agreement for the Limited Partnership, arising after the Effective Date and subject to the remainder of this paragraph. Furthermore, the Assignee agrees to release and discharge the Assignor from any claims that the Asignee may have from any and all general partner obligations under the Limited Partnership's partnership agreement that were not caused in any way by the Assignor's performance of its general partner obligations under the Limited Partnership's partnership agreement prior to the Effective Date.

               E. Each of the undersigned hereby consents to the Assignment and waives any and all options, notices, restrictions or other provisions, whether under the Limited Partnership's limited partnership agreement or otherwise, that might prohibit, limit or otherwise restrict or impair the Assignment, to the extent necessary to give such transfer full legal effect.

        2. GENERAL PARTNER STATUS. The parties agree that by virtue of the foregoing Assignment, the Assignor shall cease to be the general partner of the Limited Partnership, and the Limited Partnership shall be continued and reconstituted as a limited partnership with the Assignee as the sole general partner entitled to one thousandth of a percent (.01%) of the partnership interests.

        3. REPRESENTATIONS AND WARRANTIES. The Assignor represents and warrants to the other parties hereto: (i) that it has good title to and is the beneficial owner of its interests assigned hereby; (ii) that it has not previously sold, assigned, pledged, encumbered, delegated, or otherwise disposed of, whether voluntarily or involuntarily, all or any part of its interests; (iii) that it has full

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power and authority to execute and deliver this Agreement and to fulfill its obligations hereunder and to consummate the transactions contemplated hereby;
(iv) that by so doing it shall have transferred and terminated all its right, title and interest in the Limited Partnership; (v) that it has no further claim against or interest in the Limited Partnership; and (vi) that this Agreement constitutes the legal, valid and binding obligation of such Assignor enforceable in accordance with its terms.

        4. FURTHER DOCUMENTATION. Each party agrees to execute any further documentation reasonably required by any other party to comply with any laws or requirements relating to the transaction contemplated hereby.

        5. MISCELLANEOUS.

               A. This Agreement, together with the Limited Partnership agreement, as amended hereby, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

               B. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by all parties opposing the modification, waiver or discharge.

               C. The terms and conditions of this Agreement shall be governed, construed, interpreted and enforced in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan. Any and all actions concerning any dispute arising hereunder shall be filed and maintained in the Circuit Court of Kent County, Michigan or the federal district court for the Western District of Michigan. The parties specifically consent and submit to the jurisdiction and venue of such state or federal court.

               D. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of all parties and their personal representatives, successors and permitted assigns.

               E. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Photocopies, facsimile transmissions, and other reproductions of this executed original (with reproduced signatures) shall be deemed to be original counterparts of this Agreement.

               F. The undersigned have executed this Agreement as of the date first written above.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK
                       SIGNATURES APPEAR ON THE NEXT PAGE


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                                 ARV INVESTMENT GROUP, INC.


                                 By:
                                    --------------------------------------------
                                     Abdo Khoury, its Senior Vice President



                                 EENHOORN GP-ROSEWOOD, L.L.C.


                                 By:
                                    --------------------------------------------
                                     Paulus C. Heule, as Manager of the AIGP,
                                     LLC, as General Partner of Apartment
                                     Investment Group Limited Partnership, its
                                     sole Member


                                 ROSEWOOD VILLAS, A CALIFORNIA LIMITED
                                 PARTNERSHIP

                                 By:
                                    --------------------------------------------
                                     Abdo Khoury, as Senior Vice President of
                                     ARV Investment Group, Inc., its General
                                     Partner



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